UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Omnicell, Inc. (“Omnicell”) has entered into a new general contract to supply the United States Department of Veterans Affairs. The new five-year contract covers the period of March 1, 2013 through February 28, 2018. The contract contains terms that are substantially the same as the previous general contract to supply and includes an option for extending the terms for an additional five years.

As a function of the government’s disclosure process, a potential contract value is assigned and published with the award. A potential ten-year value of $291 million has been assigned to the contract, which Omnicell believes was derived by assessing historical purchase volumes and associated service requirements by all United States federal institutions over a historical ten-year period, including the Department of Veterans Affairs, the Department of Defense, and the Bureau of Indian Affairs. The contract does not constitute an obligation of any of these agencies to purchase from Omnicell and is not exclusive. Each hospital that may purchase under the contract would do so based on the decisions of that hospital. For purposes of customer concentration, each hospital is considered an individual customer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: March 11, 2013	By:	/s/ Robin G. Seim
Robin G. Seim, Chief Financial Officer and Executive Vice President, Finance, Administration and Manufacturing